CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Navellier Variable Insurance Series Fund, Inc and to the use of our report dated February 12, 2003 on the financial statements and financial highlights of Navellier Variable Insurance Series Fund, Inc. Such financial statements and financial highlights appear in the December 31, 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                                /s/Tait, Weller & Baker
                                                   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 30, 2003